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                                                                   EXHIBIT 10.31

CONFIDENTIAL MEMORANDUM                                          April 22, 1996
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TO:       Ron Popiel

c:        Jim Rossi

FROM:     Eli Manchester, Jr.

RE:       Compensation Agreement

Dear Ron:

I am pleased to confirm in writing the agreement we have been discussing concerning your compensation as Kewaunee's Vice President of Manufacturing.

1. Beginning with FY 1997, which commences May 1, 1996, your compensation will be a minimum of $140,000.

2. During fiscal year 1997, this compensation will be reached through the following:

     A.   You will be paid a base salary at a minimum of $115,000.

     B. You will be paid a bonus at the end of the fiscal year 1996 of a minimum of $10,000.

     C. During fiscal year 1997, you will be offered the opportunity to earn $15,000 through three projects which are to be completed during the year, each worth $5,000. The specific projects will be designated by the President of the Company. This opportunity will exist only for fiscal year 1997.

3. Your base salary will be increased, effective January 1, 1997, in an amount to be determined by the Board of Directors.

4. In subsequent fiscal years, the $140,000 will be reachable through a combination of base salary, bonuses, and earned projects.

5. You are granted 10,000 shares of the Company's common stock, at $3.875 per share, per our stock option program. Jim Rossi will provide you with the proper form.

6. As to security, in the event that you are dismissed from the Company for other than cause, your salary and benefits will continue for one year thereafter as then in effect, but reduced by income earned and benefits provided from other employment during the one-year period; provided that during the one-year period you will not be eligible to accrue further pension vesting or to continue to participate in the 401K savings plan.

I am very pleased to reach these agreements and I believe that you will have many successful and happy years with Kewaunee. I look forward to working with you and stand ready to help at every turn.


Eli Manchester, Jr.

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